Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 3, 2006 accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of AAON, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement (Post-Effective Amendment No. 2 to Form S-8 (File No. 33-78520)) of AAON, Inc.


                                                     /s/ GRANT THORNTON LLP


Tulsa, Oklahoma
March 9, 2006